EXHIBIT 10.32



                          ASTORIA FINANCIAL CORPORATION
                   EMPLOYMENT AGREEMENT WITH GERARD C. KEEGAN


                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 29, 1997, by and between ASTORIA FINANCIAL CORPORATION, a business corporation organized and operating under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Company") and, Gerard C. Keegan an individual ("Executive").

                                   WITNESSETH:

                  WHEREAS, the Company desires to assure for itself the availability of the Executive's services as Vice Chairman and Chief Administrative Officer and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, the Executive is willing to serve the Company on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

                  SECTION 1.     EMPLOYMENT.

                  The Company agrees to employ the Executive, and the Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.

                  SECTION 2. EMPLOYMENT PERIOD: REMAINING UNEXPIRED EMPLOYMENT PERIOD.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the effective date of this Agreement as provided in section 31 ("Effective Date") and ending on the third anniversary of the Effective Date, plus such extensions, if any, as are provided by the Board of Directors of the Company ("Board") pursuant to section 2(b).

                  (b) Beginning on the Effective Date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the third anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this section 2(b), the third anniversary of the date on which such notice is given; and (ii) in all other cases, the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of the Executive's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not therefore discontinued, shall automatically cease.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Company from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

                  SECTION 3.        DUTIES.

                  The Executive shall serve as Vice Chairman and Chief Administrative Officer of the Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and as are customarily associated with such position. The Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use his best efforts to advance the interests of the Company.

                  SECTION 4.        CASH COMPENSATION.

                  In consideration for the services to be rendered by the Executive hereunder, the Company shall pay to him a salary at an initial annual rate of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. At least annually during the Employment Period, the Board shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In no event shall the Executive's annual rate of salary under this Agreement in effect at a particular time be reduced without his prior written consent. In addition to salary, the Executive may receive other cash compensation from the Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

                  SECTION 5.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  (a) During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's customary practices.

                  (b) As of the effective date of this agreement, the Company shall award to the Executive 15,000 shares of restricted stock under the Astoria Federal Savings and Loan Association (the "Association") Recognition and Retention Plan for Selected Executives; Five Thousand (5,000) of such shares shall vest on January 10, 1998, Five Thousand shall vest on January 10, 1999, and the remaining Five Thousand shall vest on January 10, 2000.

                  SECTION 6.        INDEMNIFICATION AND INSURANCE.

                  (a) During the Employment Period and for a period of six (6) years thereafter, the

Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this section 6 shall be no less favorable in scope or terms and conditions as the coverage (if any) provided to Senior Vice Presidents of the Company.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against, and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any Senior Vice President of the Company or any subsidiary or affiliate thereof.

                  SECTION 7.        OTHER ACTIVITIES.

                  (a) The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives.

                  (b) The Executive may also serve as an officer or director of the Association on such terms and conditions as the Company and the Association may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Association, he shall (subject to the Company's powers of termination hereunder) continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Association in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

                  SECTION 8.        WORKING FACILITIES AND EXPENSES.

                  The Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Queens County or Nassau County, New York at which the Company shall maintain its principal executive offices, or at such other location as the Company and the Executive may mutually agree upon. The Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

                  SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

                  (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Company terminates during the Employment Period under any of the following circumstances:

                  (i) the Executive's voluntary resignation from employment with the Company within ninety (90) days following:

                           (A) the failure of the Board to appoint or re-appoint
                  or elect or re-elect the Executive to the office of Vice Chairman and Chief Administrative Officer (or a more senior office) of the Company;

                           (B) if the Executive is a member of the Board, the
                  failure of the stockholders of the Company to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election if the Executive is a member of the Board on the Effective Date of this Agreement or thereafter becomes a member of the Board;

                           (C) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Company of its material failure, whether by amendment of the Company's Organization Certificate or By-laws, action of the Board or the Company's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement as of the date hereof, unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory;

                           (D) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation, any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

                           (E) the relocation of the Executive's principal place
                  of employment,
                  without his written consent, to a location outside of Nassau County and Queens County, New York;

                  (ii) the termination of the Executive's employment with the Company for any other reason not described in section 10(a).

In such event, the Company shall provide the benefits and pay to the Executive the amounts described in section 9(b).

                  (b) Upon the termination of the Executive's employment with the Company under circumstances described in section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death, to his estate):

                  (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this section 9(b)) as of the date of the termination of his employment with the Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                  (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the salary that the Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company, if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable under sections 9(b)(i), (iv), (vii), (viii) and (ix); over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination:

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company, as if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the payments that would have been made to the Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Company if he had continued working for the Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (A) the maximum percentage rate of annual salary at
                  which an award was ever available to the Executive under such incentive compensation plan; multiplied by

                           (B) the salary that would have been paid to the
                  Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company:

         Where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded annually;

                  (viii) at the election of the Company made within thirty (30) days following his termination of employment with the Company, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company, a lump sum payment in an amount equal to the product of:

                           (A) the excess of (I) the fair market value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                           (B) the number of shares with respect to which
                  options or appreciation rights are being surrendered.

         For purposes of this section 9(b)(viii) and for purposes of determining the Executive's right following his termination of employment with the Company to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company, even if he is not vested under such plan or program;

                  (ix) at the election of the Company made within thirty (30) days following the Executive's termination of employment with the Company, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company, a lump sum payment in an amount equal to the product of:

                           (A) the fair market value of a share of stock of the
                 same class of stock
                  granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

                           (B)      the number of shares which are being
                  surrendered.

         For purposes of this section 9(b)(ix) and for purposes of determining the Executive's right following his termination of employment with the Company to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company, even if he is not vested under such plan.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive' s efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vii) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Association or any subsidiary or affiliate of either of them.

                  SECTION 10. TERMINATION WITHOUT ADDITIONAL COMPANY LIABILITY.

                  (a) In the event that the Executive's employment with the Company shall terminate during the Employment Period on account of:

                  (i) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean: (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the Executive willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (D) the Executive breaches his fiduciary duties to the Company for personal profit; or (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company.

                  (ii) the Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a) or ll(b);

                  (iii) the Executive's death;

                  (iv) a determination that the Executive is eligible for long-term disability benefits under the Company's long-term disability insurance program or, if there is no such program, under the federal Social Security Act; or

                  (v) the Executive's termination of employment for any reason at or after attainment of mandatory retirement age under the Company's mandatory retirement policy for executive officers in effect as of the Effective Date of this Agreement;

then the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid compensation as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company.

                  (b) For purposes of section 10(a)(i), no act or failure to act, on the part of the Executive, shall be considered "intentional" or "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of section 10(a)(i) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 10(a)(i) above, and specifying the particulars thereof in detail.

                  SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

                  (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the
                  Company on the Effective Date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Company after the Effective Date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the Board of directors of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                  (v) any event which would be described in section ll(a)(i),
         (ii), (iii) or (iv) if the term "Association" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Association, or a subsidiary of either of them, by the Company, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Company under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control.

                  SECTION 12.       TAX INDEMNIFICATION.

                  (a) This section 12 shall apply if the Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Association or "in the ownership of a substantial portion of the assets" of the Company or the Association within the meaning of section 280G of the Code. If this section 12 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Association or any direct or indirect subsidiary or affiliate of the Company or the Association to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:

                   X =                     E x P
                            ------------------------------------
                            1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E =      the rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this section 12;

                  FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

                  M = the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to the Executive on the earlier of (i) the date the Company, the Association or any direct or indirect subsidiary or affiliate of the Company or the Association is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

                  (b) Notwithstanding anything in this section 12 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to the Executive under this section 12(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 12(b) by the Executive, equals the amount that should have properly been paid to the Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this section 12, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

                  (c) The provisions of this section 12 are designed to reflect the provisions of applicable federal, state and local tax laws in effect on the date of this Agreement. If, after the date hereof, there shall be any change in any such laws, this section 12 shall be modified in such manner as the Executive and the Company may mutually agree upon if and to the extent necessary to assure that the Executive is fully indemnified against the economic effects of the tax imposed under section 4999 of the Code or any similar federal, state or local tax.

                  SECTION 13.       COVENANT NOT TO COMPETE.

                  The Executive hereby covenants and agrees that, in the event of his termination of employment with the Company prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Company (or, if less, for the

Remaining Unexpired Employment Period), he shall not, without the written consent of the Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding Company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of the Executive's termination of employment; provided, however, that this section 13 shall not apply if the Executive's employment is terminated for the reasons set forth in section 9(a); and provided, further, that if the Executive's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 13 shall not prevent the Executive from accepting any position or performing any services if
(a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Company on substantially the same terms and conditions and (b) the Company declines to accept such offer within ten (10) days after such notice is given.

                  SECTION 14.       CONFIDENTIALITY.

                  Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  SECTION 15.       SOLICITATION.

                  The Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Company, he shall not, without the written consent of the Company, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Association or any affiliate, as of the Effective Date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the Effective Date of this Agreement;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee to any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the Effective Date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Association, or any affiliate, as of the Effective Date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any such savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans; or

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

                  SECTION 16. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

                  The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time.

                  SECTION 17. SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  SECTION 18. NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:

                           Mr. Gerard C. Keegan
                           19 Brixton Road
                           Garden City, New York

                  If to the Company:

                           Astoria Financial Corporation
                           One Astoria Federal Plaza
                           Lake Success, New York 11042-1085

                           Attention:  General Counsel

                           with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention: W. Edward Bright. Esq.

                  SECTION 19.       INDEMNIFICATION FOR ATTORNEYS ' FEES.

                  The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  SECTION 20.       SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  SECTION 21.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 22.       COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 23.        GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

                  SECTION 24.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 25.       ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 26.       GUARANTEE.

                  The Company hereby agrees to guarantee the payment by the Association of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the employment agreement dated as of the 29th day of March, 1997 between the Association and the Executive, a copy of which is attached hereto as Exhibit A ("Association Agreement").

                  SECTION 27.        NON-DUPLICATION.

                  In the event that the Executive shall perform services for the Association or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company and all of its direct or indirect subsidiaries.

                  SECTION 28.       SURVIVAL.

                  The provisions of sections 6, 9, 10, 11, 12, 13, 14, 15, 17,
18, 19, 21, 26, 29 and 30 shall survive the expiration of the Employment Period or termination of this Agreement.

                  SECTION 29.       EQUITABLE REMEDIES.

                  The Company and the Executive hereby stipulate that money damages are an inadequate remedy for violations of sections 6(a), 13, 14 or 15 or this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

                  SECTION 30.       REQUIRED REGULATORY PROVISIONS.

                  Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C.
1828(k), and any regulations promulgated thereunder.

                  SECTION 31.       EFFECTIVE DATE.

                  The Effective Date of this Agreement shall be the date of closing of the merger of The Greater New York Savings Bank with and into Astoria Federal Savings and Loan Association by the Agreement and Plan of Merger dated March 29, 1997 by and among the Company, the Association and The Greater New York Savings Bank ("Merger Agreement"). This Agreement shall have no force or effect prior to the Effective Date and, on the Effective Date, shall not take effect until the Effective Time (as such term is defined in the Merger Agreement). In the event that the merger contemplated by the Merger Agreement is not consummated, this Agreement shall have no force or effect.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

ATTEST:                      ASTORIA FINANCIAL CORPORATION

By                           By/s/         George L. Engelke, Jr.
   -----------------           ------------------------------------------
      Secretary                       Name:  George L. Engelke, Jr.
                                      Title: President and Chief
                                             Executive Officer

[Seal]



                             /s/ Gerard C. Keegan
                                ---------------------------
                                      GERARD C. KEEGAN

STATE OF NEW YORK                    )
                                      :ss.:
COUNTY OF NASSAU                     )


                  On this ____ day of _____, 1997, before me personally came Gerard C. Keegan, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                                         _______________________
                                                                   Notary Public


STATE OF NEW YORK )
                                 :ss.:
COUNTY OF NASSAU )


                  On this____________day of____________________________, 1997, before me personally came George L. Engelke, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at ______________________, that he is President and Chief Executive Officer of ASTORIA FINANCIAL CORPORATION, the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                                         _______________________
                                                                   Notary Public

EXHIBIT A

                  ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
                   EMPLOYMENT AGREEMENT WITH GERARD C. KEEGAN

                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 29, 1997, by and between ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, a savings institution organized and operating under the federal laws of the United States and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Association") and GERARD C. KEEGAN, an individual ("Executive").

                                   WITNESSETH:

                  WHEREAS, the Association is a wholly owned subsidiary of Astoria Financial Corporation ("Company"), a publicly held business corporation organized and operating under the laws of the State of Delaware; and

                  WHEREAS, the Association desires to assure for itself the availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, the Executive is willing to serve the Association on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Association and the Executive hereby agree as follows:

                  SECTION 1.        EMPLOYMENT.

                  The Association agrees to employ the Executive, and the Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.

                  SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the Effective Date of this Agreement as provided in section 28 ("Effective Date"). Prior to the first anniversary of the Effective Date of this Agreement and on each anniversary date thereafter (each, an "Anniversary Date"), the Board of Directors of the Association ("Board") shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Period. In such event, the Employment Period shall be extended to the third anniversary of the relevant Anniversary Date.

                  (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Association from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Association and the Executive in the event of any such termination shall be determined under this Agreement.

                  SECTION 3.        DUTIES.

                  The Executive shall serve as Vice Chairman and Chief Administrative Officer of the Association, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Association and as are customarily associated with such position. The Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Association and shall use his best efforts to advance the interests of the Association.

                  SECTION 4.        CASH COMPENSATION.

                  In consideration for the services to be rendered by the Executive hereunder, the Association shall pay to him a salary at an initial annual rate of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000), payable in approximately equal installments in accordance with the Association's customary payroll practices for senior officers. Prior to each Anniversary Date occurring during the Employment Period, the Board shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Association for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

                  SECTION 5.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  During the Employment Period, the Executive shall be treated as an employee of the Association and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Association, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Association's customary practices.

                  SECTION 6.        INDEMNIFICATION AND INSURANCE.

                  (a) During the Employment Period and for a period of six (6) years thereafter, the Association shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Association or service in other capacities at the request of the Association. The coverage provided to the Executive pursuant to this section 6 shall be no less favorable in scope or terms and conditions as the coverage (if any) provided to other Senior Vice Presidents of the Association.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Association shall indemnify the Executive, against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any Senior Vice President of the Association or any subsidiary or affiliate thereof. This section 6(b) shall not be applicable where section 18 is applicable.

                  SECTION 7.        OUTSIDE ACTIVITIES.

                  The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Association and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Company on such terms and conditions as the Association and the Company may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise to result in a material breach of this Agreement.

                  SECTION 8.        WORKING FACILITIES AND EXPENSES.

                  The Executive's principal place of employment shall be at the Association's executive offices at the address first above written, or at such other location within Queens County or Nassau County, New York at which the Association shall maintain its principal executive offices, or at such other location as the Association and the Executive may mutually agree upon. The Association shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Association and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Association shall provide to the Executive for his exclusive use an automobile owned or leased by the Association and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Association shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Association shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Association of an itemized account of such expenses in such form as the Association may reasonably require.

                  SECTION 9.        TERMINATION OF EMPLOYMENT WITH SEVERANCE
                                    BENEFITS.

                  (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Association terminates during the Employment Period under any of the following circumstances:

                  (i) the Executive's voluntary resignation from employment with the Association within ninety (90) days following:

                           (A) the failure of the Board to appoint or re-appoint
                  or elect or re-elect the Executive to the office of Vice Chairman and Chief Administrative Officer (or a more senior office) of the Association;

                           (B) if the Executive is a member of the Board, the
                  failure of the stockholders of the Association to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election if the Executive is a member of the Board on the Effective Date of this Agreement or thereafter becomes a member of the Board;

                           (C) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Association of its material failure, whether by amendment of the Association's Organization Certificate or By-laws, action of the Board or the Association's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement as of the date hereof, unless, during such thirty (30) day period, the Association fully cures such failure;

                           (D) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Association of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Association fully cures such failure;

                           (E) the relocation of the Executive's principal place
                  of employment, without his written consent, to a location outside of Nassau County and Queens County, New York; or

                  (ii) the termination of the Executive's employment with the Association for any other reason not described in section 10(a).

In such event, subject to section 25, the Association shall provide the benefits and pay to the Executive the amounts described in section 9(b).

                  (b) Upon the termination of the Executive's employment with the Association under circumstances described in section 9(a) of this Agreement, the Association shall pay and provide to the Executive (or, in the event of his death, to his estate):

                  (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this section 9(b)) as of the date of the termination of his employment with the Association, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Association's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if he had continued working for the Association during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Association;

                  (iv) within thirty (30) days following his termination of employment with the Association, a lump sum payment, in an amount equal to the present value of the salary that the Executive would have earned if he had continued working for the Association during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Association, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Association's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Association) if he were 100% vested thereunder and had continued working for the Association during the Remaining Unexpired Employment Period (such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining

                  Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable under sections 9(b)(i), (iv),
                  (vii), (viii) and (ix); over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate").

                  (vi) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Association, as if he were 100% vested thereunder and had continued working for the Association during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Association, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the payments that would have been made to the Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Association if he had continued working for the Association during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (A) the maximum percentage rate of annual salary at
                  which an award was ever available to the Executive under such incentive compensation plan; multiplied by

                           (B) the salary that would have been paid to the
                  Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Association:

         Where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded annually;

                  (viii) at the election of the Association made within thirty
         (30) days following his termination of employment with the Association, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Association, a lump sum payment in an amount equal to the product of:

                           (A) the excess of (I) the fair market value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                           (B) the number of shares with respect to which
                  options or appreciation rights are being surrendered.

         For purposes of this section 9(b)(viii) and for purposes of determining the Executive's right following his termination of employment with the Association to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Association, even if he is not vested under such plan or program;

                  (ix) at the election of the Association made within thirty
         (30) days following the Executive's termination of employment with the Association, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Association, a lump sum payment in an amount equal to the product of:

                           (A) the fair market value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

                           (B) the number of shares which are being surrendered.

         For purposes of this section 9(b)(ix) and for purposes of determining the Executive's right following his termination of employment with the Association to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Association, even if he is not vested under such plan.

The Association and the Executive hereby stipulate that the damages which may be incurred by the

Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Association and the Executive further agree that the Association may condition the payments and benefits (if any) due under sections 9(b)(iii),
(iv), (v), (vi) and (vii) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Association, the Company or any subsidiary or affiliate of either of them.

                  SECTION 10. TERMINATION WITHOUT ADDITIONAL ASSOCIATION
                              LIABILITY.

                  In the event that the Executive's employment with the Association shall terminate during the Employment Period on account of:

         (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Executive for cause; or

                  (b) the Executive's voluntary resignation from employment with the Association for reasons other than those specified in section 9(a)(i);

                  (c) the Executive's death;

                  (d) a determination that the Executive is eligible for long-term disability benefits under the Association's long-term disability insurance program or, if there is no such program, under the federal Social Security Act; or

                  (e) the Executive's termination of employment for any reason at or after attainment of mandatory retirement age under the Association's mandatory retirement policy for executive officers in effect as of the Effective Date of this Agreement;

then the Association shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid compensation as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Association.

                  SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

                  (a) A Change of Control of the Association ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Association of a transaction that would result in the reorganization, merger or consolidation of the Association, respectively, with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests
                  of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Association; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Association;

                  (ii) the acquisition of all or substantially all of the assets of the Association or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Association entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Association of any transaction which would result in such an acquisition; or

                  (iii) a complete liquidation or dissolution of the Association, or approval by the stockholders of the Association of a plan for such liquidation or dissolution; or

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Association do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the
                  Association on the Effective Date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Association after the Effective Date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the Board of directors of the Association by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Board to serve as a member of the board of directors of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Association;

                  (v) any event which would be described in section 11(a)(i),
         (ii), (iii) or (iv) if the term "Company" were substituted for the term "Association" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Association, or any subsidiary of any of them, by the Company, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11 the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Association under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which is embarrassing, derogatory or otherwise materially adverse;

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Association in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Association which is at least as favorable to him; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever following the expiration of a transition period of thirty days beginning on the effective date of the Change of Control (or such longer period, not to exceed ninety (90) days beginning on the effective date of the Change in Control, as the Association or its successor may reasonably request) to facilitate a transfer of management responsibilities.

                  SECTION 12.       COVENANT NOT TO COMPETE.

                  The Executive hereby covenants and agrees that, in the event of his termination of employment with the Association prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Association (or, if less, for the Remaining Unexpired Employment Period), he shall not, without the written consent of the Association, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of the Executive's termination of employment; provided, however, that this section 12 shall not apply if the Executive's employment is terminated for the reasons set forth in section 9(a); and provided, further, that if the Executive's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 12 shall not prevent the Executive from accepting any position or performing any services if (a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Association on substantially the same terms and conditions and
(b) the Association declines to accept such offer within ten (10) days after such notice is given.

                  SECTION 13.       CONFIDENTIALITY.

                  Unless he obtains the prior written consent of the Association, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Association or any entity which is a subsidiary of the Association or of which the Association is a subsidiary, any material document or information obtained from the Association, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 13 shall prevent the Executive, with or without the Association's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  SECTION 14.       SOLICITATION.

                  The Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Association, he shall not, without the written consent of the Association, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Association, the Company or any affiliate, as of the Effective Date of this Agreement, of either of them to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the Effective Date of this Agreement;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee to any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the Effective Date of this Agreement, of either of them that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Association, the Company or any affiliate, as of the Effective Date of this Agreement, of either of them to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, such savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution;

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Association to terminate an existing business or commercial relationship with the Association.

                  SECTION 15.       NO EFFECT ON EMPLOYEE BENEFIT PLANS OR
                                    PROGRAMS.

                  The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Association or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Association's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Association from time to time.

                  SECTION 16.       SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Association and its successors and assigns, including any successor by merger or consolidation or any other person or firm or corporation to which all or substantially all of the assets and business of the Association may be sold or otherwise transferred. Failure of the Association to obtain from any successor its express written assumption of the Association's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement unless cured within ten (10) days after notice thereof by the Executive to the Association.

                  SECTION 17.       NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:

                           Mr. Gerard C. Keegan
                           19 Brixton Road
                           Garden City, New York

                  If to the Association:

                           Astoria Federal Savings and Loan Association
                           One Astoria Federal Plaza
                           Lake Success, New York 11042-1085

                           Attention: General Counsel

                           with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention: W. Edward Bright, Esq.

                  SECTION 18.       INDEMNIFICATION FOR ATTORNEYS ' FEES.

                  The Association shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Association's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  SECTION 19.       SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  SECTION 20.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 21.       COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


                  SECTION 22.       GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

                  SECTION 23.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 24.       ENTIRE AGREEMENT: MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 25.       SURVIVAL.

                  The provisions of sections 6, 9, 10, 11, 12, 13, 14, 15, 17,
18, 20 and 27 shall survive the expiration of the Employment Period or termination of this Agreement.

                  SECTION 26.       EQUITABLE REMEDIES.

                  The Company and the Executive hereby stipulate that money damages are an inadequate remedy for violations of sections 6(a), 12, 13 or 14 or this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

                  SECTION 27.       REQUIRED REGULATORY PROVISIONS.

                  The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the
Association:

                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof (exclusive of amounts described in section 9(b)(i), (viii) and (ix)) exceed the three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Association (or for his entire period of employment with the Association if less than five calendar years).

                  (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Association, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C.
Section 1828(k), and any regulations promulgated thereunder.

                  (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or Section 1818(g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                  (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C Section 1818(e)(4) or (g)(1), all prospective obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Association and the Executive shall not be affected.

                  (e) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and the Executive shall not be affected.

                  (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

                  SECTION 28.       EFFECTIVE DATE.

                  The Effective Date of this Agreement shall be the date of closing of the merger of The Greater New York Savings Bank with and into the Association pursuant to the Agreement and Plan of Merger dated March 29, 1997 by and among the Company, the Association and The Greater New York Savings Bank ("Merger Agreement"). This Agreement shall have no force or effect prior to the Effective Date and, on the Effective Date, shall not take effect until the Effective Time (as such term is defined in the Merger Agreement). In the event that the merger contemplated by the Merger Agreement is not consummated, this Agreement shall have no force or effect.

                  IN WITNESS WHEREOF, the Association has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.


ATTEST:                             ASTORIA FEDERAL SAVINGS
                                       AND LOAN ASSOCIATION

By ---------------------------
             Secretary              By ---------------------------------------
                                             Name:  George L. Engelke, Jr.
                                             Title:    President and Chief
                                                       Executive Officer

[Seal]



                                      ----------------------------------------
                                      GERARD C. KEEGAN

STATE OF NEW YORK                    )
                                      :ss.:
COUNTY OF NASSAU                     )


                   On this ____ day of ________, 1997, before me personally came Gerard C. Keegan, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                                            __________________
                                                            Notary Public


STATE OF NEW YORK )
                                 :ss.:
COUNTY OF NASSAU )


                  On this __________ day of ___________________________, 1997, before me personally came George L. Engelke, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________, that he is President and Chief Executive Officer of ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, the savings institution described in and which executed the foregoing instrument; that he knows the seal of said institution; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said institution; and that he signed his name thereto by like order.



                                                            __________________
                                                            Notary Public